UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 3, 2017

IKONICS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	000-25727	41-0730027
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4832 Grand Avenue Duluth, Minnesota	55807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (218) 628-2217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.                                        Results of Operations and Financial Condition.

On August 3, 2017, IKONICS Corporation (the “Company”) reported its financial results for the quarter ended June 30, 2017.  See the Company’s press release dated August 3, 2017, which is furnished as Exhibit 99 hereto and incorporated by reference in this Item 2.02.

Item 8.01.                                        Other Events.

On August 3, 2017, the Company announced that its Board of Directors approved a new share repurchase authorization for an additional 100,000 shares of the Company’s common stock. This share repurchase authorization replaces all prior authorizations. Repurchases may be completed from time to time in the open market or in privately negotiated transactions, subject to applicable laws and regulations. This authorization does not have an expiration date. See the Company’s press release dated August 3, 2017, which is furnished as Exhibit 99 hereto.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibit.

99                                  Press Release dated August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IKONICS CORPORATION

Date: August 3, 2017	/s/ Jon Gerlach
Jon Gerlach
Chief Financial Officer
and Vice President of Finance

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99	Press Release dated August 3, 2017	Filed Electronically